BOB’S DISCOUNT FURNITURE ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS
Net Revenue Increased 8.5%
Comparable Sales Increased 1.2%
Opened 5 New Stores
Maintaining Full Year 2026 Financial Guidance
MANCHESTER, Conn. - Bob’s Discount Furniture, Inc. (NYSE:BOBS) (“We”, “our”, the “Company”, “Bob’s Discount Furniture” or “Bob’s”) today announced financial results for the first fiscal quarter ended March 29, 2026.
"I’m incredibly proud of our team’s execution and resilience in the first quarter. Despite adverse weather and broader industry headwinds, Bob’s continued to gain market share, underscoring the strength of our differentiated business model and strategic advantages. Our results reflect the power of our merchandising strategy, omni-channel capabilities, and disciplined approach to new market expansion. As we execute on our long-term strategy of double-digit unit growth and expanding profitability, I'm energized by the tremendous opportunity ahead and confident in our team's ability to deliver sustained success through The Bob's Way."
First Quarter of Fiscal Year 2026
•Net revenue of $578.1 million increased 8.5% from $532.8 million in the first quarter of fiscal year 2025 driven by new stores and comparable sales growth.
•The Company opened 5 new stores and ended the quarter with 214 stores in 26 states.
•Comparable sales growth of 1.2% was driven by increases in conversion and average order value (“AOV”) in both our retail and eCommerce channels, partially offset by lower in-store traffic, particularly during periods during the quarter that were impacted by the effects of exceptional winter weather.
•Gross profit increased 8.4% to $256.5 million in the first quarter of fiscal year 2026 due to the impact of higher net revenues. Gross margin remained flat at 44.4% due to favorable product mix shift into the “Better” product category relative to historical levels, lower freight costs and higher protection plan margins, mostly offset by fixed costs associated with our new Midwest regional distribution center and costs related to inventory growth.
•SG&A increased 9.0% to $235.1 million in the first quarter of fiscal year 2026 due to payroll-related expenses for new stores, higher occupancy costs associated with new and existing stores and an increase in marketing spend. SG&A as a percentage of revenue increased slightly to 40.7% compared to 40.5% in the prior year period due to incremental marketing, occupancy expense associated with new stores and greenfield market expansion and the $2.0 million termination fee associated with the advisory agreement with our controlling stockholder, substantially offset by efficiencies at existing stores.
•Net income of $2.5 million compared to $13.1 million in the first quarter of fiscal year 2025. Adjusted net income was $11.1 million compared to $14.1 million in the first quarter of fiscal year 2025.
•Diluted net income per share of $0.02 compared to $0.12 in the first quarter of fiscal year 2025. Adjusted diluted net income per share* was $0.09 compared to $0.13 in the first quarter of fiscal year 2025.
•Adjusted EBITDA* of $37.6 million or 6.5% compared to $37.3 million or 7.0% in the first quarter of fiscal year 2025.
*See Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures below for further information.

Balance Sheet and Liquidity
•Total liquidity of $127.1 million, comprised of cash and cash equivalents of $27.7 million and available borrowing capacity of $99.4 million at March 29, 2026.
•Inventories were $336.8 million as of the end of the first quarter of fiscal year 2026, a decrease of 3.8% compared to year end.
•Net cash provided by operating activities was $28.9 million in the year-to-date period, an increase of $25.1 million compared to the prior year, primarily driven by the timing of payments on inventory purchases.
•Investments in capital expenditures, net of tenant allowances of $23.3 million in the year-to-date period was primarily associated with our new store program.

Recent Developments
•During the first quarter of fiscal year 2026, we paid off our Term Loan using proceeds from the initial public offering, cash on hand and borrowings under our Revolving Credit Facility.
•On April 29, 2026, we amended our Credit Facility, increasing the maximum availability from $125.0 million to $200.0 million and extending the maturity date to April 2031.
The Company has reaffirmed its guidance for full fiscal year 2026 financial operating results, presented in the table below. Fiscal year 2026 includes 53 weeks. The “53rd week” is expected to deliver $40.0 million in net revenues, $3.5 million in net income and $5.0 million in adjusted EBITDA. The Company has modified full year estimates for fully diluted (“FD”) shares outstanding to approximately 135 million compared to prior estimates of 137 million.

Fiscal Year 2026
Net revenues	$2,600 to $2,625 million
Comparable sales growth(1)	1.5% to 2.5%
Net income	$113 to $121 million
Adjusted EBITDA(2)	$255 to $265 million
Adjusted net income(2)	$121 to $129 million
Other estimates:
Net capital expenditures(3)	$110 to $115 million
Pre-opening expenses	$23 to $24 million
Effective tax rate	Approximately 27%
New store count	Approximately 20
FD shares outstanding(4)	Approximately 135 million
(1) Comparable sales growth is a key performance indicator that measures performance during the current reporting period against the performance of the comparable store sales and eCommerce sales in the corresponding period of the previous fiscal year. Comparable sales growth excludes net sales from the non-comparable 53rd week.
(2) See Non-GAAP Financial Measures for definitions of Adjusted EBITDA and Adjusted net income.
(3) Net capital expenditures represents capital expenditures net of tenant allowances.
(4) FD shares outstanding reflects expected average fully diluted shares outstanding for fiscal year 2026.
Conference Call
A conference call to discuss fiscal year 2026 first quarter financial results is scheduled for today, May, 7, 2026, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-877-407-0779 (international callers dial 1-201-389-0914) approximately 10 minutes prior to the start of the call. The conference call will be webcast and once available, a recorded replay can be accessed online at ir.mybobs.com for six months.
About Bob’s Discount Furniture
Bob’s Discount Furniture is a high-growth, national omnichannel retailer of value home furnishings with 214 showrooms as of March 29, 2026 across 26 U.S. states. Since our founding in 1991, we have built our ethos as a trusted and reliable brand offering superior value and service, without compromising on quality or style. Our business model is anchored in delivering furniture at “Everyday Low Prices,” and at the heart of Bob’s success is not just the value of our furniture, but the team members who bring our promise to life every day. From showroom to living room, it’s our people who make Bob’s feel like home. Our belief that everyone deserves a home they love is reflected in how we operate daily and the appreciation we have for our people and communities. From our in-store guest experience specialists who create a no-pressure, no-gimmicks shopping experience, to our distribution and logistics teams who enable fast, reliable fulfillment, Bob’s is built on the dedication of over 6,000 team members nationwide. For more information, please visit www.mybobs.com.
Contacts
Investor Relations Contact:
Edward Plank, Vice President, Investor Relations & Strategy
IR@mybobs.com

Media Contact:
BobsPR@icrinc.com

Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. GAAP, this earnings release and related tables include adjusted net income, adjusted EBITDA and adjusted diluted net income per share which present operating results on an adjusted basis. We define adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define adjusted diluted net income per share as adjusted net income divided by weighted average shares outstanding. We define adjusted EBITDA as net income before interest expense, interest income, income tax expense/(benefit), and depreciation and amortization, adjusted for items that are not indicative of the operating performance of the business. We believe that excluding certain items from our GAAP results allows management to better understand our financial performance from period to period. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. We use these non-GAAP measures to evaluate the effectiveness of our business strategies, to make budgeting decisions, to evaluate our performance in connection with compensation decisions and to compare our performance against that of peer companies using similar measures. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted net income and adjusted EBITDA to net income and adjusted diluted net income per share to diluted net income per share, the most directly comparable financial measures prepared in accordance with U.S. GAAP, below.
Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Recent Developments”, are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.
Forward-looking statements can generally be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements concerning: our expected financial operating results for fiscal year 2026; plans to open new stores, expand into new regions and increase market share; and plans to increase brand awareness and increase comparable sales.
The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, factors and assumptions described in “Risk Factors” in our Annual Report on Form 10-K, including those relating to, among other things:
•our reliance on foreign manufacturing, suppliers and imports for our products;
•the significant competition within our industry;
•our ability to successfully anticipate or respond to changes in consumer preferences;
•global economic conditions and the effect of economic pressures and other business factors on discretionary consumer spending;
•the impact of current and future tariffs on our business;
•managing the challenges associated with our planned new store growth;
•failures by our third-party suppliers or the unavailability of suitable suppliers at reasonable prices;
•failures of our vendors to meet our quality standards or applicable regulatory frameworks;
•disruption in our distribution capabilities or supply chain;
•our ability to protect our intellectual property rights;
•compliance with applicable governmental regulations;
•our ability to protect the privacy and security of information related to our customers, us, our employees or others;
•disruption in our information systems; and
•our ability to effectively manage our eCommerce platform and digital marketing efforts.

The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Bob’s Discount Furniture, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands, except share and per share amounts)

	March 29, 2026	December 28, 2025
Assets
Current assets
Cash and cash equivalents	$27,738	$53,202
Restricted cash	10,172	9,412
Accounts receivable	22,410	17,590
Inventories	336,840	350,284
Prepaids and other current assets	40,624	40,871
Total current assets	437,784	471,359
Property and equipment, net	344,944	328,827
Operating lease right-of-use assets	655,830	641,529
Intangible assets	179,100	179,100
Goodwill	181,699	181,699
Deferred offering costs	—	3,981
Other assets	9,106	5,260
Total assets	$1,808,463	$1,811,755
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$248,031	$260,610
Self-insurance reserves	26,538	27,959
Accrued expenses	47,760	66,211
Customer deposits	82,419	70,740
Current portion of Term Loan	—	1,750
Finance lease liabilities, current portion	14,230	15,201
Operating lease liabilities, current portion	102,200	100,563
Total current liabilities	521,178	543,034
Revolving Credit Facility	25,000	—
Term Loan	—	337,430
Finance lease liabilities, noncurrent portion	47,266	44,254
Operating lease liabilities, noncurrent portion	696,250	678,800
Deferred income taxes	45,530	43,306
Other long-term liabilities	1,011	1,011
Total long-term liabilities	815,057	1,104,801
Total liabilities	1,336,235	1,647,835
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding at March 29, 2026; $0.01 par value, 50,000 shares authorized, no shares issued or outstanding at December 28, 2025	—	—
Common stock, $0.0001 par value, 445,000,000 shares authorized, 130,502,007 shares issued and outstanding at March 29, 2026; $0.0001 par value, 300,000,000 shares authorized, 119,777,765 shares issued and 110,530,029 outstanding at December 28, 2025	13	11
Additional paid-in capital	438,294	199,796
Treasury stock shares, at cost, — and 9,247,736 shares at March 29, 2026 and December 28, 2025, respectively	—	(67,336)
Retained earnings	33,921	31,449
Total stockholders' equity	472,228	163,920
Total liabilities and stockholders' equity	$1,808,463	$1,811,755

Bob's Discount Furniture, Inc.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited, amounts in thousands, except per share amounts)

	Three-Month Fiscal Period Ended
	March 29, 2026		March 30, 2025		Increase (Decrease)
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	%(1)
Net revenues	$578,096	100.0%	$532,764	100.0%	$45,332	8.5%
Cost of sales	321,586	55.6%	296,121	55.6%	25,465	8.6%
Gross profit	256,510	44.4%	236,643	44.4%	19,867	8.4%
Operating expenses (income)
Selling, general, and administrative	235,147	40.7%	215,645	40.5%	19,502	9.0%
Pre-opening expenses	4,740	0.8%	2,985	0.6%	1,755	58.8%
Loss on disposal of fixed assets	—	—%	21	—%	(21)	(100.0)%
Restructuring charges	—	—%	292	—%	(292)	(100.0)%
Insurance recoveries	(667)	(0.1)%	—	—%	667	100.0%
Total operating expenses	239,220	41.4%	218,943	41.1%	20,277	9.3%
Operating income	17,290	3.0%	17,700	3.3%	(410)	(2.3)%
Other (income) expense
Interest expense	15,304	2.6%	903	0.2%	14,401	NM
Interest income	(197)	—%	(400)	(0.1)%	(203)	(50.8)%
Other income, net	—	—%	(574)	(0.1)%	(574)	(100.0)%
Total other expense (income), net	15,107	2.6%	(71)	—%	15,178	NM
Income before taxes	2,183	0.4%	17,771	3.3%	(15,588)	(87.7)%
Income tax (benefit) expense	(334)	—%	4,626	0.8%	(4,960)	NM
Net income	$2,517	0.4%	$13,145	2.5%	(10,628)	(80.9)%
Other comprehensive (loss) income
Total other comprehensive loss	—		—
Total comprehensive income	$2,517		$13,145
Basic net income per share	$0.02		$0.12
Diluted net income per share	$0.02		$0.12

(1) NM refers to a value that is not meaningful.

Bob's Discount Furniture, Inc.
Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three-Month Fiscal Period Ended
	March 29, 2026	March 30, 2025
Cash flows from operating activities
Net income	$2,517	$13,145
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	715	891
Transaction losses	704	770
Depreciation and amortization	18,615	16,758
Non-cash interest expense	10,842	22
Loss on disposal of fixed assets	—	21
Non-cash lease costs	20,304	18,291
Deferred income taxes	2,225	(430)
Change in reserve for product warranties	—	247
Changes in operating assets and liabilities
Accounts receivable	(5,524)	(2,304)
Inventories	13,444	(15,747)
Prepaids and other current assets	247	3,293
Other assets	(3,867)	43
Accounts payable	(7,656)	(15,432)
Accrued expenses	(19,873)	(10,045)
Customer deposits	11,679	6,336
Operating leases	(15,519)	(12,149)
Net cash provided by operating activities	28,853	3,710
Cash flows from investing activities
Purchase of property and equipment	(31,594)	(15,867)
Net cash used in investing activities	(31,594)	(15,867)
Cash flows from financing activities
Principal payments on Term Loan	(350,000)	—
Proceeds from Line of Credit	64,000	—
Principal payments on Line of Credit	(39,000)	—
Principal payments on financing lease obligations	(3,545)	(2,574)
Proceeds (payments) related to exercise of employee stock options	994	(464)
Payments for the acquisition of treasury stock	(50)	(83)
Proceeds from issuance of common stock, net of underwriter discounts	310,915	—
Payments for fractional shares	(45)	—
Payments of initial public offering costs	(5,232)	—
Net cash used in financing activities	(21,963)	(3,121)
Net decrease in cash, cash equivalents, and restricted cash	(24,704)	(15,278)
Cash, cash equivalents, and restricted cash beginning of period	62,614	80,558
Cash, cash equivalents, and restricted cash end of period	$37,910	$65,280

Supplemental disclosure of cash flow data
Cash paid for interest	$3,570	$441
Supplemental disclosure of noncash investing and financing activities
Assets acquired under financing leases	$5,586	$—
Purchase of property and equipment included in accounts payable	16,775	8,607
Employees cashless exercising of stock options	19	1,637

Bob's Discount Furniture, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, amounts in thousands, except per share amounts)

	Three-Month Fiscal Period Ended
	March 29, 2026	March 30, 2025
Net revenues	$578,096	$532,764

Adjusted net income
Net income	$2,517	$13,145
Restructuring charges	—	292
Insurance recoveries	(667)	—
Loss on disposal of fixed assets	—	21
Debt issuance costs acceleration(1)	10,720	—
Management fee(2)	2,000	516
Contract termination benefit(3)	(1,191)	—
Other expenses(4)	832	503
Tax effect of adjustments	(3,157)	(398)
Adjusted net income	$11,054	$14,079
Adjusted net income as % of net revenue	1.9%	2.6%
Adjusted EBITDA
Net income	$2,517	$13,145
Interest expense	15,304	903
Interest income	(197)	(400)
Income tax (benefit) expense	(334)	4,626
Depreciation and amortization	18,615	16,758
Stock-based compensation expense	715	891
Restructuring charges	—	292
Insurance recoveries	(667)	—
Loss on disposal of fixed assets	—	21
Management fee(2)	2,000	516
Contract termination benefit(3)	(1,191)	—
Other expenses(4)	832	503
Adjusted EBITDA	$37,594	$37,255
Adjusted EBITDA as % of revenue	6.5%	7.0%
(1) Represents the acceleration of debt issuance costs in connection with the repayment of the Term Loan in the three-month fiscal period ended March 29, 2026.
(2) Represents management fees paid in accordance with our Advisory Agreement with our controlling stockholder, which terminated in connection with our IPO. Activity for the three-month fiscal period ended March 29, 2026 reflects a termination fee of $2.0 million associated with the Advisory Agreement.
(3) Represents the acceleration of a bonus from our financing partner due to the termination of the agreement.
(4) Other expenses represents costs that are not indicative of ongoing business operations and performance, including, but not limited to, third-party professional fees related to our initial public offering and senior termination benefits.

Bob's Discount Furniture, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, amounts in thousands, except per share amounts)

	Three-Month Fiscal Period Ended
	March 29, 2026	March 30, 2025
Adjusted diluted net income per share
Diluted net income per share	$0.02	$0.12
Restructuring charges	—	—
Insurance recoveries	(0.01)	—
Loss on disposal of fixed assets	—	—
Debt issuance costs acceleration(1)	0.08	—
Management fee(2)	0.02	0.01
Contract termination benefit	(0.01)	—
Other expenses(4)	0.01	—
Tax effect of adjustments	(0.02)	—
Adjusted diluted net income per share	$0.09	$0.13
Diluted weighted average shares outstanding	128,108,365	112,604,781
(1) Represents the acceleration of debt issuance costs in connection with the pay down of the Term Loan in the three-month fiscal period ended March 29, 2026.
(2) Represents management fees paid in accordance with our Advisory Agreement with our controlling stockholder, which terminated in connection with the consummation of our proposed IPO. See "Certain Relationships and Related Party Transactions - Advisory Agreement." Activity for the three-month fiscal period ended March 29, 2026 reflects the per share impact of a termination fee of $2.0 million associated with the Advisory Agreement.
(3) Represents the acceleration of a bonus from our financing partner due to the termination of the agreement.
(4) Other expenses represents costs that are not indicative of ongoing business operations and performance, including, but not limited to, third-party professional fees related our initial public offering and senior termination benefits.